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                                                                     EXHIBIT 3.3
                                     BYLAWS
                                       OF
                          MICRO TECH INDUSTRIES, INC.

                            ARTICLE I. Shareholders

                 Section 1.  Annual Meetings

         An Annual Meeting of Shareholders will be held within six (6) months after the close of the fiscal year of the Corporation for the purpose of electing Directors and transacting such other business as may come before the meeting. The Annual Meetings will be held at the time and place fixed by the Board.

                 Section 2.  Special Meetings

         A Special Meeting of Shareholders may be called for any purpose by the President, or the Board, or by the holders of not less than one-tenth of the shares entitled to vote at the meeting. The Special Meeting will be held at the time and place fixed by the persons calling the Special Meeting.

                 Section 3.  Time and Place of Meeting

         If no designation of time and place is made by the persons calling an Annual or Special Meeting of Shareholders, the place of meeting will be the registered office of the corporation, and the time of meeting will be 10:00 a.m.

                 Section 4.  Notice of Meeting

         Written notice stating the time, place, and the purpose, will be delivered not fewer than ten nor more than sixty days before the meeting date, either personally or by mail, at the direction of and signed by the President or Vice President or, the Secretary or Assistant Secretary, or persons calling the meeting, to each Shareholder entitled to vote at the meeting. If mailed, the notice will be deemed delivered when deposited, postage prepaid, in the United States mail, addressed to the Shareholder at the address on the Stock Transfer Books of the Corporation.

                 Section 5. Closing of Stock Transfer Books or Fixing of Record Date

         For the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any





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adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board may close the Stock Transfer Books of the Corporation for a stated period not to exceed 60 days. If the Stock Transfer Books are closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, the Stock Transfer Books shall be closed for at least 10 days immediately preceding the meeting, In lieu of closing the Stock Transfer Books, the Board may fix in advance a date as the record date for any such determination of Shareholders, the date to be not more than 60 days and, in case of a meeting of Shareholders, not fewer than 10 days, before the date on which the particular action, requiring that determination of Shareholders, is to be taken. If the Stock Transfer Books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, or of Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring the dividend is adopted, as the case may be, will be the record date for the determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, the determination will apply to any adjournment thereof.

                 Section 6.  Quorum - Action

         One-third of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of Shareholders. If fewer than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting until a quorum can be obtained. At the adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally convened. A quorum once attained continues until adjournment despite voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the Shareholders unless the vote of a greater or lesser number of class voting is required by the Law of the Corporation's state of incorporation.

                 Section 7.  Voting

         At all meetings of the Stockholders, every registered owner of shares entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by the Shareholder's duly authorized attorney in fact, and will have one vote for each





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such shares standing in the name of the Shareholder on the Stock Transfer
Books. At all elections of Directors, the voting will be by ballot. Proxies will be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy will be valid after six months from the date of its execution unless otherwise provided in proxy. A proxy may be revoked only by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. The Board or, if the Board shall not have made the appointment, the chairman presiding at an meeting of Shareholders, will have power to appoint two or more persons to act as inspectors to receive, canvass, and report the votes cast by the Shareholders to determine the validity of proxies at such meeting. No candidate for Director will be appointed as inspector at any meeting at which Directors are elected.

                        ARTICLE II.  Board of Directors
              Section 1.  Powers, Numbers, Tenure, Qualification and Election

         The Directors will manage the business and affairs of the Corporation, and may act only as a Board with each Director having one vote. The Board will consist of not fewer than 3 nor more than 9 Directors who will be elected annually by a plurality of the votes cast at the election by the Shareholders at their Annual Meeting. The Directors will serve until their successors have been elected and qualified. A Director need not be a Shareholder or a resident of the sate of incorporation. A Director may be removed with or without cause by the Shareholders or may resign.

                 Section 2.  Annual Meetings

         An Annual Meeting of the Board will be held without notice immediately following the Annual Meeting of the Shareholders, or any adjournment thereof, for the purpose of the organization of the Board, the election or appointment of Officers for the coming year, and for the transaction of such other business as may be brought before the meeting.

                 Section 3.  Regular Meetings

         The Board may provide by resolution for the holding of Regular Meetings at which any business may be transacted. The resolution will set forth the place and time for the meeting. No notice of Regular Meetings need be given.

                 Section 4.  Special Meetings





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         Special Meetings of the Board may be called by any Director or
Officer, and will be held at the time and place fixed by the person calling the Special Meeting. Notice stating the time, place and purpose of the Special Meeting will be given by the person calling the Special Meeting at least twenty-four hours before the Special Meeting time by written notice delivered personally, or by mail, or by telegram, or by telephonic oral notice to each Director. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. If notice is given by telegram, the notice will be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by telephone, the notice will be deemed given if the telephone call is monitored by one other Director.

                 Section 5.  Quorum - Action

         A majority of the number of Directors fixed by the Bylaws will constitute a quorum at Board Meetings. A quorum once attained continues until adjournment despite voluntary withdrawal of enough Directors to leave less than a quorum. The act of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

                 Section 6.  Vacancies

         Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors even though the remaining Directors constitute less than a quorum of the Board. Newly created directorships may be filled by the Directors for a term of office continuing only until the next election of Directors by the Shareholders.

                 Section 7.  Compensation

         The Board may by resolution pay the Directors their expenses, if any, of attendance at each meeting of the Board, a fixed sum for attendance at each Board meeting or a stated salary for services rendered as Director. No such payment will preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                 Section 8.  Presumption of Assent

         A Director who is present at a Board meeting at which an action on a corporate matter is taken will be presumed to have assented to the action taken unless the Director's dissent is entered in the minutes or unless the Director sends such dissent by registered mail to the Secretary of the Corporation





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immediately after the adjournment of the meeting.  The right to dissent will not apply to a Director who voted in favor of the action.

                 Section 9.  Committees

         The Board, by resolution adopted by a majority of the Board, may appoint from among the Directors an Executive Committee and one or more other Committees, each of which, to the extent provided in the resolution and by law, will have and may exercise the authority of the Board. The Board may also designate alternates to serve in the absence of a regular Member of a committee. The Board reserves to itself alone the power to declare dividends or authorize distributions; approve or recommend to shareholders actions or proposals required by this act to be approved by shareholders; designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board or any committee thereof; amend the bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board; or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, provided that the Board, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the commission under the laws of the state of incorporation. A majority of the Members of a Committee may fix its rules of procedure. All action by a Committee will be reported to the Board at a Board meeting succeeding such action and will be subject to revision by the Board, although no rights of third parties shall be affected by any such revision.

                        ARTICLE III.  Corporate Officers
                 Section 1.  Number, Tenure, Qualification and Election

         The Corporate Officers of the Corporation will be a President, one or more Vice Presidents, a Secretary, a Chairman





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of the Board, a Treasurer, and such other Corporate Officers, including as the
Board may decide, each of whom will be elected annually by the Board at its Annual Meeting to serve until their successors are elected and qualified. Officers need not be Shareholders, or Directors, or residents of the state of incorporation. An Officer may be removed with or without cause by the Board, or may resign. Vacancies and newly created Offices will be filled by the Board. One person may hold more than one Office, except as provided by the law of the state of incorporation. Officers will perform the duties, and will have the power and authority, assigned by the Board, incident to the Office, and provided in these Bylaws. The chief executive officer of the Corporation will be the Chairman of the Board or the President, as the Board may designate.

                 Section 2.  Chairman of the Board:

         If the Corporation has a Chairman of the Board, the Chairman of the Board will, if present, preside at all meetings of the Shareholders and of the Board of Directors, will have the same powers as the President, including the power to sign documents on behalf of the Corporation, will be responsible for over-all management of the corporate affairs, and during the absence or disability of the President, may exercise all the powers and discharge all the duties of the President.

                 Section 3.  President:

         The President will preside at all Corporation meetings, except meetings at which the Chairman of the Board is present, and when authorized will execute and deliver documents in the name of the Corporation.

                 Section 4.  Vice Presidents:

         The Vice President (or, if there is more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) may perform the duties of the President during the disability, absence or failure to act of both the Chairman of the Board and the President. One Vice President may be designated as Executive Vice President and, if so designated, will be responsible for day-to-day management of the Corporation.

                 Section 5.  The Secretary

         The Secretary, or any Assistant Secretary during the absence, disability or failure to act, of the Secretary, will: (a) keep the minutes of the meetings of the Shareholders and the





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Board; (b) see that all notices are duly given in accordance with law and these
Bylaws; (c) be custodian of the corporate minutes, records, and seal; (d) keep a register of the post office address of each Shareholder which will be furnished to the Secretary by such Shareholder; (e) when authorized, execute, attest, seal and deliver documents of the Corporation; and (f) have general charge of the Stock Transfer Books of the Corporation.

                 Section 6.  The Treasurer

         The Treasurer, or any Assistant Treasurer during the absence, disability or failure to act, of the Treasurer, will: (a) if required by the Board, give a bond for the faithful discharge of the Treasurer's duties in such sum and with surety or sureties as the Board will determine; (b) have charge and custody of and be responsible for all funds and securities of the Corporation; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and (d) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as are selected in accordance with the provisions of these Bylaws.

                 Section 7.  Compensation

         The compensation of the Officers will be fixed from time t time by the Board, giving due regard to the services performed as an Officer as distinguished from services rendered as a Director or as an Employee. No Officer will be prevented from receiving compensation for being an Officer because the Officer is also a Director or Employee of the Corporation. Compensation of employees will be established by the Chief Executive Officer.

                   ARTICLE IV. Share Certificates and Transfer
         Section 1.  Registered Shareholders

         Each Shareholder is entitled to a certificate registered in the Shareholder's name, signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, sealed with the corporate seal or a facsimile thereof, and representing the number of shares owned by the Shareholder. If the certificate is countersigned or otherwise authenticated by a transfer agent and a registrar, facsimile signatures of the designated officers may be used. The Corporation may treat the person or entity in whose name a certificate is registered on its books as the owner of the shares represented by the certificate and as the person or entity exclusively entitled to receive notifications, dividends or other distributions, to vote and otherwise to exercise all the rights and powers of Shareholders, with regard to those shares, and





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shall not be bound to recognize any adverse claim with regard to the shares whether or not the Corporation has actual or other notice thereof.

                 Section 2.  Form of Certificate

         The Board will adopt the form of certificate to represent each class of shares of the Corporation. Certificates will be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate will state on its face the fact that the Corporation is a corporation of the state of its incorporation, the name of the holder in whose name the certificate is registered, the number of the certificate, the class and series of shares represented by the certificate, the number of shares represented by the certificate and, if applicable, the par value (or a statement that the shares are without par value) of the shares represented by the certificate. If more than one class of shares are outstanding, all certificates of every class will state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the Corporation.

                 Section 3. Shareholder Records, Stock Transfer Books, Transfer Agents and Registrars

         Share transfer and issuance will be done by the Secretary, or the Secretary's designee, in the manner provided by the law of the state of incorporation. The Board may appoint Transfer Agents and Registrars for the Transfer and registration of certificates representing any class of shares of the Corporation and may require that any share certificate be countersigned by a Transfer Agent or registered by a Registrar. If any Officer who signed, or whose facsimile signature was placed on any certificate, has ceased to be that Officer before the certificate is issued, the certificate may nevertheless be issued with the same effect as if the person continued to be that Officer at the date of issue. The name and address of the person to whom the certificate is issued, the number and class of shares represented by the certificate, the date of issuance of the certificate, and any shareholders from whom the shares are transferred, will be entered on the stock transfer books of the Corporation.

                 Section 4.  Lost, Destroyed or Stolen Certificates

         New share certificates may be issued in place of any certificate previously issued by the Corporation which is alleged to have been lost, destroyed or stolen, upon (a) the execution





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and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or stolen of an affidavit of that fact, specifying whether or not at the time of such alleged loss, destruction or theft, the certificate was endorsed; and (b) the furnishing to the Corporation of indemnity satisfactory to the Corporation, and to all Transfer Agents and Registrars of the class of shares represented by the certificate, against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of any claim which may be made in respect of the old certificate.

                 Section 5.  Registration of Transfer

         Shares will be transferred only on the Stock Transfer Books of the Corporation. No transfers of fractional shares may be made. Upon surrender to the Corporation, or any Transfer Agent for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for registration of transfer, accompanied by such assurances as the Corporation or Transfer Agent may require as to the genuineness and effectiveness of each necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes and securities registration, the Corporation or Transfer Agent will issue a new certificate, and record the transaction upon its books, thereby registering the transfer.

                           ARTICLE V. Monetary Matters
                 Section 1.  Funds and Borrowing

         The depository for corporate funds, the persons entitled to draw against these funds, the person entitled to borrow on behalf of the Corporation, and the manner of accomplishing these matters will be determined by the Board.

                 Section 2.  Fiscal Year

         The fiscal year of the Corporation will begin on the first day of September of each year and end on the last day of August of each year.

                          ARTICLE VI.  Waiver of Notice

         Whenever any notice is required to be given to any Shareholder, Director or Committee Member, a waiver thereof in writing signed by the person entitled to the notice is equivalent to the giving of the notice. The attendance of a Shareholder in person or by proxy, or of a Director, or of a Committee Member, at a meeting constitutes a waiver of notice of the meeting except





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when attendance is for the sole purpose of objecting because the meeting is not lawfully called or convened.

                               ARTICLE VII.  Seal

         The Board may adopt a corporate seal which the Corporation may use by impressing or affixing it or a facsimile thereof, but the failure to have or affix a corporate seal does not affect the validity of any instrument or any action taken in reliance thereon or in pursuance thereof.

                    ARTICLE VIII.  Action Without a Meeting

         Any action required or permitted to be taken at a meeting of Directors or of a Committee may be taken without a meting if a consent in writing setting forth the action so taken is signed by all of the Directors or all the Members of the Committee, as the case may be.

                        ARTICLE IX.  Interested Parties

         No transaction of the Corporation will be affected because a Shareholder, Director, Officer or Employee of the Corporation is interested in the transaction, and no interested party will be liable to the Corporation for the party's profits, or for the Corporation's losses, from the transactions if
(i) (x) the interest is disclosed to the Corporation before the transaction and noted in the minutes, (y) the interested party does not participate in the Corporation's decision whether to enter into the transaction, and (z) the transaction is approved by a vote sufficient for the purpose for Directors present and not interested in the transaction or (ii) the transaction is fair as to the Corporation at the time it is approved.

                             ARTICLE X.  Indemnity

I. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation (collectively an Action), by reason of the fact that the person is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or committee member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an Action, if the person acted in





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good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action had no reasonable cause to believe the conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action, had reasonable cause to believe that the conduct was unlawful.

II. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor (collectively a Suit) by reason of the fact that the person is or was a Director, Officer, Employee or Agent or the Corporation, or is or was serving at the request of the Corporation as director, officer, employee, agent or committee member of another corporation, partnership, joint venture, trust, or other enterprise, and against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the Suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which the person will have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Corporation unless and only to the extent that the court in which the Suit was brought determines upon application that, despite the adjudication of liability that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

III. Any indemnification (unless ordered by a court) will be made by the Corporation upon a determination that indemnification of the person is proper under the circumstances because the person has met the applicable standards of conduct set forth in subsections A or B. This determination will be made (i) by a majority of Directors who were not parties to the Action or to the Suit (if a quorum consisting of at least two disinterested Directors is present) or
(ii) is such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel, selected by the disinterested quorum, or if none exists, by the Corporation's President, in a written opinion, or (iii) by the Shareholders.





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IV.      Expenses (including attorneys; fees) incurred in defending an Action or a Suit will be paid by the Corporation in advance of the final disposition of such Action or Suit as authorized in the manner provided in subsection C upon receipt of an undertaking by or on behalf of the person to repay such amounts unless it is ultimately determined that the person is entitled to be indemnified by the Corporation as authorized in this section.

V. This indemnification provided by this section is not exclusive of any other rights to which the person may be entitled under any vote of Shareholders or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding the office, and will continue as to a person who has ceased to be a Director, Officer, Employee, Agent or Committee Member and will inure to the benefit of the heirs, and personal representatives of such a person.

VI. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, Employee or Agent of the Corporation, or is director, officer, employee, agent or committee member of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of the person's status as such, whether or not the Corporation could indemnify the person under the foregoing provisions.

                             ARTICLE XI. Amendments
         These Bylaws may be altered, amended or repealed by the Board unless the power to do so is reserved to the Shareholders by the Articles of Incorporation.

                            Secretary's Certificate

         I certify the foregoing to be the true copy of the Bylaws duly adopted by the Corporation on April 20, 1983.

                           /s/ Thomas F. McSharry, Jr.
                           ---------------------------
                                   Secretary